SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                          SEVEN VENTURES, INC.
            (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)  Proposed maximum aggregate value of transaction:  N/A.

(5)  Total fee paid:  N/A.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:  $0.

         (2)   Form, Schedule or Registration Statement No.:  N/A

         (3)   Filing Party:  N/A

         (4)   Date Filed:  N/A

                          SEVEN VENTURES, INC.

                    4685 South Highland Drive, #202
                      Salt Lake City, Utah 84117
                            (801) 278-9424

                        INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                      REQUESTED NOT TO SEND A PROXY

                             INTRODUCTION

          This Information Statement is being furnished to our stockholders (Seven Ventures, Inc., a Nevada corporation ["Seven Ventures," "we", "our" or "us"]), in connection with the following actions unanimously approved by our Board of Directors:

               1. To effect a reverse split of our outstanding common stock on a basis of 1 for 175, while retaining the current par value of $0.001, with appropriate adjustments to the capital accounts of our Company, with no stockholder to be reduced below 100 shares, on a per stockholder of record basis, and with all shares issued for the 100 share rounding to be repaid to us by certain principal stockholders canceling a like number of shares (estimated at 3,558 shares); and

               2. To authorize the Board of Directors to change the name of our Company to conform with the business or industry that the Board of Directors determines we engage in or conforms with the name or names of any properties or businesses acquired by our Company.

          These resolutions were unanimously adopted by our Board of Directors and five persons (including members of our management) who own in excess of a majority of our outstanding voting securities (the "Majority Stockholders"), in accordance with Sections 315 and 320 of the Nevada Revised Statutes (the "Nevada Law"). See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to the Articles of Incorporation and Vote Required for Approval," herein. These five persons collectively own 33,226,000 shares or approximately 55.7% of our outstanding voting securities. No other votes are required or necessary to adopt these amendments, and none are being solicited hereunder. By their written consent, these five persons are not part of a "group" for the purposes of Schedule 13D of the Securities and Exchange Commission.



               APPROXIMATE DATE OF MAILING: November 22, 2002.

          The resolutions adopted by these persons authorize the reverse split and potential name change. These resolutions will become effective on the opening of business on December 16, 2002, or 21 days from the mailing of this Information Statement to our stockholders; and any executive officer, as required by Nevada Law, is entitled to execute and file the Certificate of Amendment with the Secretary of the State of the State of Nevada effecting the reverse split and such other agencies as may be deemed required or necessary.

          These resolutions are the only matters covered by this Information Statement.

           Section 390 of the Nevada Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 315 and 320, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent. See the caption "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

          The directors, executive officers and others comprising the Majority Stockholders who have adopted the resolutions to amend our Articles of Incorporation to effect the reverse split outlined above collectively own approximately 55.7%% of our outstanding voting securities; accordingly, no additional votes are required or necessary to adopt the amendment to our Articles of Incorporation or the potential name change, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

          On November 6, 2002, we signed a Letter of Intent with Christopher's Original Formulas, Inc., a Nevada corporation ("Christopher's"), regarding a proposed Agreement and Plan of Reorganization (the "Agreement"), pursuant to which we may acquire Christopher's for 8,760,000 post-split shares, following a 175 for 1 reverse split of our outstanding securities. There is no assurance that this reorganization will be completed, and the respective parties are in the "due diligence" process of investigating each other. If completed, Proposal 2 will allow the Board of Directors to change our name to a name that is suitable for the business operations of Christopher's to which we will succeed. You can reference the Letter of Intent in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov in our 8-K Current Report dated November 6, 2002, or if you request us to send you a copy of this Report, we will promptly provide it to you at no cost.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to effect the reverse split which is not shared by all other stockholders, pro rata.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that would have been entitled to vote if a meeting was required to have been held consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on November 22, 2002, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendment to our Articles of Incorporation, was 59,627,491.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          To the knowledge of our management and based upon a review of the stock ledger maintained by our transfer and registrar agent, the following table sets forth the beneficial ownership of persons who own more than five percent of our common stock as of the record date and the date hereof, and the share holdings of management, to-wit:

                            Positions               Number and Percentage
Name and Address               Held              of Shares Beneficially Owned
----------------               ----              ----------------------------

                            Management
                            ----------


Jeff Keith                   President and           5,000,000 - 8.4%
4778 S. Hanauer Street       and Director
Murray, Utah 84107

Quinton Hamilton             Vice President          5,000,000 - 8.4%
2059 E. Royal Harvest Way    and Director
#21
Salt Lake City, Utah 84121

Shane Kirk                    Secretary and           5,000,000 - 8.4%
1945 Westminster Avenue      Director
Salt Lake City, Utah 84108

                               Others
                               ------

Ralph M. Wilkerson (1)       Stockholder            14,026,500 - 23.5%
45 Dale Drive
Cody, Wyoming 82414

Duane S. Jenson (2)          Stockholder             4,199,500 - 7%
4685 So. Highland Dr., #202
Salt Lake City, Utah 84117                          ------------------


                             Total:                 33,226,000 - 55.7%

     (1) A total of 1,082,000 of these shares are held by Mr. Wilkerson's wife, Shirley A. Wilkerson. Due to their marital relationship, Mr. Wilkerson may be deemed to be the beneficial owner of all shares held in Mrs. Wilkerson's name.

     (2) A total of 1,291,450 of these share are held by Jenson Services, Inc., a Utah corporation ("Jenson Services"). Due to Mr. Jenson's ownership of Jenson Services, Mr. Jenson may be deemed to be the beneficial owner of all shares held in the name of Jenson Services.

      CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers.
---------------------------------

          The following delineates certain information concerning our newly designated directors and executive officers:

                                   Positions with
         Name            Age        the Company
         ----            ---        -----------


     Jeff Keith          31         President
                                    Director

     Quinton Hamilton    31         Vice President
                                    Director

     Shane Kirk          30         Secretary
                               Director

          Directors are elected by our stockholders to serve until the next annual meeting of our stockholders or until their successors have been elected and have duly qualified. Officers are appointed to serve until the annual meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and have qualified.

          The following is a summary of the business experience of each of our current directors and executive officers:

          Jeff Keith, President and director, is 31 years old. Mr. Keith graduated from the University of Utah in 1995 with a B.S. in Communications. Mr. Keith worked as a Business Manager for Acosta Sales and Marketing from January 1998 to October 2000. Mr. Keith is currently an Account Executive for Hormel Foods Corporation.

          Shane Kirk, Secretary and director, is 29 years old. Mr. Kirk graduated from the University of Utah in 1995 with a B.A. in Communications. Mr. Kirk has been employed by Market Logic, Inc. as a Manager of Manufacturer Sales since November 1998. Previously, Mr. Kirk worked for A-1 International Foods in various positions from January 1996 to 1998.

          Quinton Hamilton, Treasurer and director, is 31 years old. Mr. Hamilton attended the University of Utah from 1990 to 1995, at which time he graduated with a B.A. Mr. Hamilton worked as an account representative/coordinator with the marketing firm of Scopes, Garcia and Carlisle, located in Salt Lake City, Utah, for two years ending June 1997. Mr. Hamilton has worked as a Marketing Associate for City Search of Salt Lake City Utah. Mr. Hamilton was employed as an electronic customer relations manager for Reynolds and Reynolds. Mr. Hamilton is currently employed by Siebl, the worlds leading provider of customer relationship management software.

Family Relationships.
---------------------

          There are no family relationships between any of our directors or executive officers.

Changes in Control.
-------------------

          None; however, On November 6, 2002, we signed a Letter of Intent with Christopher's regarding a proposed Agreement pursuant to which we may acquire Christopher's for 8,760,000 post-split shares. See the caption "Introduction," herein.

Pending Legal Proceedings.
--------------------------

          To the knowledge of our management, no director or executive officer is party to any action in which any has an interest adverse to us.

Involvement in Certain Legal Proceedings.
-----------------------------------------

          To the knowledge of our management and during the past 10 years, no present or former director, person nominated to become a director, executive officer, promoter or control person of our Company:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

              (iii) Engaging in any activity in connection with the
                    purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

          (5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

          (6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Executive Compensation.
-----------------------

          With the exception of the aggregate of 15,000,000 shares of our common stock issued to our present directors and executive officers as outlined above under the caption "Voting Securities and Principal Holders Thereof," none of our present directors and executive officers has received any cash or other remuneration for services rendered to us; and no compensatory arrangements have yet been set for service in these capacities.

          We do not have any profit sharing, pension, bonus, incentive or other similar plan at this time, but we may adopt one or more of these plans in the future to assist in attracting and maintaining directors, executive officers and key and other employees.

                AMENDMENT TO THE ARTICLES OF INCORPORATION
                      AND VOTE REQUIRED FOR APPROVAL

           Section 390 of the Nevada Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 315 and 320, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent. See the caption "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

          The directors, executive officers and others comprising the Majority Stockholders who have adopted the resolutions to amend our Articles of Incorporation to effect the reverse split outlined above collectively own approximately 55.7% of our outstanding voting securities; accordingly, no additional votes are required or necessary to adopt the amendment to our Articles of Incorporation or the potential name change, and none are being solicited hereunder.

          The effective date of the reverse split and the amendment that will allow the Board of Director's to change our name to conform with the business or industry that the Board of Directors determines that we engage in or conforms with the name or names of any properties or businesses acquired by our Company, will be on the opening of business on December 16, 2002, or 21 days from the mailing of this Information Statement to our stockholders.

                                 NOTICE

FIVE MAJORITY STOCKHOLDERS OF OUR COMPANY WHO HAVE CONSENTED TO THE REVERSE SPLIT AND POTENTIAL CHANGE OF OUR COMPANY'S NAME OWN A SUFFICIENT NUMBER OF OUR VOTING SECURITIES TO ADOPT THESE AMENDMENTS TO THE ARTICLES OF INCORPORATION AND HAVE DONE SO, TO BE EFFECTIVE ON DECEMBER 16, 2002; NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS



November 21, 2002             Jeff Keith
                              President and Director